FORM 8-A/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     MID-AMERICA APARTMENT COMMUNITIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

Tennessee                                                             62-1543819
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(State of incorporation or organization)                        (I.R.S. Employer
                                                             Identification No.)

6584 Poplar Avenue, Suite 300, Memphis, Tennessee                          38138
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(Address of Principal Executive Offices)                              (Zip Code)

If this form relates to the                    If this form relates to the
registration of a class of                     registration of a class of
securities pursuant to Section                 securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Exchange Act and is
effective pursuant to General                  effective pursuant to General
Instruction A.(c), please check                Instruction  A.(d), please check
                     _                                             _
the following box.  |X|                        the following box. | |
                     -                                             -


Securities Act registration statement file number to which this form relates:
333-60285
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                  Name of Each Exchange on Which
Title of Each Class to be Registered              Each Class is to be Registered
------------------------------------              ------------------------------

9 1/4 % Series F Cumulative Redeemable            New York Stock
Preferred Stock, par Exchange value $.01 per share (liquidation preference $25 per share)


Securities to be registered pursuant to Section 12(g) of the Act:

                                 NOT APPLICABLE
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                                (Title of class)

Item 1. Description of Registrant's Securities to be Registered

A description of the 9 1/4 % Series F Cumulative Redeemable Preferred Stock, par value $.01 per share (liquidation preference $25 per share), of the Registrant is contained in a Rule 424(b)(5) Prospectus Supplement dated October 10, 2002 and supplementing the Registrant's Registration Statement on Form S-3 declared effective on September 16, 1998 (No. 333-60285), which Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.

Item 2. Exhibits

The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Registrant are registered. Accordingly, the following exhibits, required in accordance with Part I to the Instructions as to Exhibits on Form 8-A, are filed herewith and have been duly filed with the New York Stock Exchange:

     4.1* Form of Articles of  Amendment  to the  Amended and  Restated  Charter
          Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock.

     4.2 Specimen Share Certificate for 91/4% Series F Cumulative Redeemable Preferred Stock.

     4.3 Definitive Articles of Amendment to the Amended and Restated Charter Establishing and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock.

          ----------------------------------------------------------------------
          * Previously filed.


                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         Mid-America Apartment Communities, Inc.

                                         /s/Simon R.C. Wadsworth
                                         --------------------------
                                         By: Simon R.C. Wadsworth
                                         Title: Chief Financial Officer
DATED: October 11, 2002.

                                   EXHIBIT 4.2

                              FRONT OF CERTIFICATE

         9 1/4% SERIES F                                9 1/4% SERIES F
CUMULATIVE REDEEMABLE PREFERED STOCK         CUMULATIVE REDEEMABLEPREFERED STOCK
     LIQUIDATION PREFERENCE                         LIQUIDATION PREFERENCE
         $25 PER SHARE                                  $25 PER SHARE



INCORPORATED UNDER THE LAWS                  THIS CERTIFICATE IS TRANSFERABLE IN
OF  THE STATE OF TENNESSEE                           NEW YORK, NEW YORK OR
                                                   CHARLOTTE, NORTH CAROLINA

                                                  CUSIP 59522J 60 8
                                             SEE REVERSE FOR CERTAIN DEFINITIONS


                     MID-AMERICA APARTMENT COMMUNITIES, INC.

THIS IS TO CERTIFY that




Is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE 9 1/4% SERIES F CUMMULATIVE REDEEMABLE PREFERRED STOCK LIQUIDATION PREFERENCE $25 PER SHARE OF

Mid-America Apartment Communities, Inc. (the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter of the Corporation as amended and restated, and its Bylaws, as amended to all of which the holder, by acceptance hereof asserts. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal                     signatures of its duly
  and the facsimile                               authorized officers.

Dated:                                         /s/Leslie Wolfgang
ATTEST:                                        Corporate Secretary and
                                                  Director of External Reporting

Countersigned and Registered:
    WACHOVIA BANK, N.A.
       (CHARLOTTE,  NC)    Transfer Agent
                           and Registrar
 By:                                           /s/ H. Eric Bolton, Jr.
                                               Chairman, President and
                                                  Chief Executive Officer
     Authorized Signature

                              BACK OF CERTIFICATE

                     MID-AMERICA APARTMENT COMMUNITIES, INC.

     TO PRESERVE THE QUALIFICATION OF THE COMPANY AS A "REAL ESTATE INVESTMENT TRUST" UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED; UNDER THE COMPAN'S CHARTER TRANSFER OF THE SHARES REPRESENTED HEREBY, IS RESTRICTED AND MAY BE STOPPED IF A PERSON OR GROUP OF PERSONS DIRECTLY OR THROUGH THE OPERATION OF CERTAIN ATTRIBUTION RULES WOULD OWN IN EXCESS OF 9.9% OF THE OUTSTANDING STOCK OF THE COMPANY AFTER THE TRANSFER.
     THE COMPANY MAY REQUIRE EVIDENCE OF A PROPOSED TRANSFEREE'S STATUS AND OWNERSHIP INTEREST BEFORE PERMITTING ANY TRANSFER AND MAY REDEEM ANY SHARES HELD IN VIOLATION OF THE PRECEDING PARAGRAPH. THE COMPANY WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE A FULL STATEMENT OF THE TRANSFER RESTRICTIONS UPON REQUEST MADE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE. THE SHARES REPRESENTED HEREBY ARE SUBJECT TO ALL OF THE PROVISIONS OF THE CHARTER AND BYLAWS OF THE CORPORATION, EACH AS AMENDED FROM TIME TO TIME, TO ALL OF WHICH THE HOLDER BY ACCEPTANCE HEREOF ASSENTS. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED, AS WELL AS VARIATIONS IN THE RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES OF A CLASS, SO FAR AS THE SAME HAS BEEN DETERMINED BY THE BOARD OF DIRECTORS UNDER ITS AUTHORITY.

     The following abbreviations, when used in the inscription on the face of this certificate shall be construed as thou they were written out in full according to applicable laws and regulations:
TEN COM  -as tenants in common     UNIF GIFT MIN ACT-________Custodian__________
                                                      (Cust)             (Minor)
TEN ENT  -as tenants by the entireties             under Uniform Gifts to Minors
 JT TEN  -as joint tenants with right                Act____________________
            of survivorship and not as                        (State)
            tenants in common

     Additional abbreviations may also be used though not in the above list.

     For value received, ____________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
 ______________________________________
|                                      |
|______________________________________|
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Shares represented by this Certificate, and do hereby irrevocably constitute and appoint________________________________________________________
Attorney to transfer the said shares on the books of the Corporation before power of substitution and the premises.

Date:_____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGES WHATEVER.

SIGNATURE GUARANTEED:_________________________________________________________

                    THE SIGNATURES SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERS, APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                                   EXHIBIT 4.3


                     MID-AMERICA APARTMENT COMMUNITIES, INC.

            ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED CHARTER
                      DESIGNATING AND FIXING THE RIGHTS AND
              PREFERENCES OF A SERIES OF SHARES OF PREFERRED STOCK

Mid-America   Apartment   Communities,   Inc.,  a  Tennessee   corporation  (the
"Company"), certifies to the Tennessee Secretary of State that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Company by Section 6 of the Company's Amended and Restated Charter, as amended by Articles of Amendment dated January 28, 1994, Articles of Merger of the Cates Company with and into the Company dated February 2, 1994, Articles of Merger of America First REIT Advisory Company with and into the Company dated June 29, 1995, Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated October 9, 1996, Articles of Amendment to the Amendment and Restated Charter dated November 17, 1997, Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated November 17, 1997, Articles of Merger of Flournoy Development Company with and into the Company dated November 21, 1997, Articles of Amendment to the Amended and Restated Charter dated December 15, 1997, Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated June 25, 1998, and Articles of Amendment to the Amended and Restated Charter Designating and Fixing the Rights and Preferences of a Series of Shares of Preferred Stock dated December 24, 1998 (the "Charter"), and
Section 48-16-102 of the Tennessee Code Annotated, as amended, the Board of Directors has, by resolution, duly divided and classified 3,000,000 shares of the preferred stock of the Company into a series designated 9 1/4 % Series F Cumulative Redeemable Preferred Stock (the "Series F Preferred Stock") and has provided for the issuance of the Series F Preferred Stock.

SECOND: Section 6 is hereby amended by adding the following:

1.   Designation and Number.
     A series of  Preferred  Stock,  designated  the "91/4%  Series F Cumulative
     Redeemable Preferred Stock" (the "Series F Preferred"), is hereby established. The number of shares of the Series F Preferred shall be 3,000,000.

2.   Maturity.
     The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

3.   Rank.
     The Series F Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, will rank (i) senior to all classes or series of common stock, $.01 par value per share, of the Company (the "Common Stock"), and to all equity securities ranking junior to the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company, including the Company's 9.5% Series A Cumulative Preferred Stock (the "Series A Preferred Stock"), 8.875% Series B Cumulative Preferred Stock (the "Series B Preferred Stock") and the 9 1/2% Series C Cumulative Preferred Stock (the "Series C Preferred Stock"), and the 9.5% Series E Cumulative Preferred Stock (the "Series E Preferred Stock"), the terms of which specifically provide that such series of equity securities rank on a parity with the Series F Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company (the "Parity Preferred Stock"); and (iii) junior to all existing and future indebtedness of the Company. The term "equity securities" does not include convertible debt securities, which will rank senior to the Series F Preferred Stock prior to conversion.

4.   Dividends.
     (a) Holders of shares of the Series F Preferred Stock are entitled to receive, when and as declared by the Board of Directors (or a duly authorized committee thereof), out of funds legally available for the payment of dividends, preferential cumulative cash dividends at the rate of 9 1/4 % per annum of the $25 liquidation preference (the "Liquidation Preference") per share (equivalent to a fixed annual amount of $2.3125 per share). Dividends on the Series F Preferred Stock shall be cumulative from (but excluding) the date of original issue and shall be payable monthly in arrears on the 15th day of each calendar month, or, if not a business day, on the next succeeding business day (each, a "Dividend Payment Date"). The first dividend, which will be payable on November 15, 2002, will be for less than a full month. Such dividend and any dividend payable on the Series F Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stock records of the Company at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board of Directors of the Company for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

     (b) No dividends on shares of Series F Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Company at any time that the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment of such dividends would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (c) Notwithstanding the foregoing, dividends on the Series F Preferred Stock will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the Series F Preferred Stock will not bear interest, and holders of the Series F Preferred Stock will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no dividends will be declared or paid or set apart for payment on any common stock of the Company or any other series of Parity Preferred Stock or any series or class of equity securities ranking junior to the Series F Preferred Stock (other than a dividend in shares of the Common Stock or in shares of any other class of stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series F Preferred Stock for all past dividend periods and the then current dividend period. When dividends are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series F Preferred Stock and the shares of any other series of Parity Preferred Stock, all dividends declared upon the Series F Preferred Stock and any other series of Parity Preferred Stock, shall be allocated pro rata so that the amount of dividends declared per share of Series F Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series F Preferred Stock and such other series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

     (d) Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series F Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Series F Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of the Company ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of the Company ranking junior to or on a parity with the Series F Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Series F Preferred Stock as to dividends and upon liquidation or redemptions for the purpose of preserving the Company's qualification as a real estate investment trust ("REIT")). Holders of shares of the Series F Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series F Preferred Stock as provided above. Any dividend payment made on shares of the Series F Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

5.   Liquidation Preference.
     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series F Preferred Stock are entitled to be paid out of the assets of the Company legally available for distribution to its shareholders a liquidation preference of $25 per share, plus an amount equal to any accumulated, accrued and unpaid dividends to and including the date of payment, but without interest, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Company that ranks junior to the Series F Preferred Stock as to liquidation rights. If the assets of the Company legally available for distribution to shareholders are insufficient to pay in full the Liquidation Preference on the Series F Preferred Stock and the Liquidation Preference on any shares of Parity Preferred Stock, all assets distributed to the holders of the Series F Preferred Stock and any other series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series F Preferred Stock and such other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the Liquidation Preference per share on the Series F Preferred Stock and such other series of Parity Preferred Stock bear to each other. Holders of Series F Preferred Stock will be entitled to written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accumulated and unpaid dividends to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Company. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other corporation with or into the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

6.   Redemption.
     (a) The Series F Preferred Stock is not redeemable prior to October 16, 2007. However, in order to ensure that the Company will continue to meet the requirements for qualification as a REIT, the Series F Preferred Stock will be subject to provisions in the Company's Charter (the "Charter") pursuant to which shares of capital stock of the Company owned by a shareholder in excess of 9.9% in value of the outstanding shares of capital stock of the Company (the "Ownership Limit") will be deemed "Excess Shares," and the Company will have the right to purchase such Excess Shares from the holder. On and after October 16, 2007, the Company, at its sole option upon not less than 30 nor more than 60 days' written notice, may redeem shares of the Series F Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per share, plus all accumulated and unpaid dividends thereon to the date fixed for redemption (except with respect to Excess Shares), without interest. Holders of Series F Preferred Stock to be redeemed shall surrender such Series F Preferred Stock at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon such redemption. If notice of redemption of any shares of Series F Preferred Stock has been given and if the Company has set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares of Series F Preferred Stock to be redeemed, then from and after the redemption date dividends will cease to accumulate on such shares of Series F Preferred Stock, such shares of Series F Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If less than all of the outstanding Series F Preferred Stock is to be redeemed, the Series F Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company.

     (b) Unless full cumulative dividends on all shares of Series F Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed and in such event, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Series F Preferred Stock (except by exchange for capital stock of the Company ranking junior to the Series F Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the Company of Excess Shares in order to ensure that the Company continues to meet the requirements for qualification as a REIT, or the purchase or acquisition of shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock. So long as no dividends are in arrears, the Company shall be entitled at any time and from time to time to repurchase shares of Series F Preferred Stock in open-market transactions duly authorized by the Board of Directors and effected in compliance with applicable laws.

     (c) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Company, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series F Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series F Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price, (iii) the number of shares of Series F Preferred Stock to be redeemed; (iv) the place or places where the Series F Preferred Stock is to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series F Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series F Preferred Stock held by such holder to be redeemed.

     (d) Immediately prior to any redemption of Series F Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series F Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

     (e) The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, in order to ensure that the Company continues to meet the requirements for qualification as a REIT, Series F Preferred Stock acquired by a shareholder in excess of the Ownership Limit will automatically become Excess Shares, and the Company will have the right to purchase such Excess Shares from the holder. In addition, Excess Shares may be redeemed, in whole or in part, at any time when outstanding shares of Series F Preferred Stock are being redeemed, for cash at a redemption price of $25 per share, but excluding accumulated and unpaid dividends on such Excess Shares, without interest. Such Excess Shares shall be redeemed in the same proportion and in accordance with the same procedures as shares of Series F Preferred Stock are being redeemed.

7.   Voting Rights.
     (a) Holders of the Series F Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

     (b) Whenever dividends on any shares of Series F Preferred Stock shall be in arrears for eighteen or more months (a "Preferred Dividend Default"), the holders of such shares of Series F Preferred Stock voting separately as a class together with the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series E Preferred Stock and all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable will be entitled to vote separately as a class for the election of a total of two additional directors of the Company (the "Preferred Stock Directors") at a special meeting called by the holders of record of at least 20% of the Series F Preferred Stock or the holders of record of at least 20% of any series of Parity Preferred so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series F Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. A quorum for any such meeting shall exist if at least a majority of the total outstanding shares of Series F Preferred Stock and shares of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable are represented in person or by proxy at such meeting. The Preferred Stock Directors shall be elected upon the affirmative vote of a plurality of the shares of Series F Preferred Stock and such Parity Preferred Stock present and voting in person or by proxy at a duly called and held meeting at which a quorum is present, voting separately as a single class. If and when all accumulated dividends and the dividend for the then current dividend period on the Series F Preferred Stock shall have been paid in full or declared and set aside for payment in full, the holders thereof shall be divested of the foregoing voting rights (subject to revesting in the event of each and every Preferred Dividend Default) and, if all accumulated dividends and the dividend for the then current dividend period have been paid in full or declared and set aside for payment in full on all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. Any Preferred Stock Director may be removed at any time with or without cause by, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of the Series F Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series F Preferred Stock when they have the voting rights described above (voting separately as a class with all series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall be entitled to one vote per director on any matter.

     (c) So long as any shares of Series F Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series F Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal the provisions of the Charter or the Designating Amendment, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock of the holders thereof; provided, however, that with respect to the occurrence of any Event set forth above, so long as the Series F Preferred Stock remains outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series F Preferred Stock and provided, further that
          (i) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or
          (ii) any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. When exercising the voting rights described above, each share of Series F Preferred Stock shall have one vote per share.

     (d) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.   Conversion.
     The Series F Preferred Stock is not convertible into or exchangeable for any other property or securities of the Company.

THIRD: This Designating Amendment shall be effective at the time Tennessee Secretary of State accepts this Designating Amendment for filing.

FOURTH: The foregoing amendment was duly adopted by unanimous consent of the board of directors without shareholder action, such shareholder action not being required, on October 10, 2002.

IN WITNESS WHEREOF, MID-AMERICA APARTMENT COMMUNITIES, INC. has caused these presents to be signed in its name and on its behalf by its Chief Financial Officer on this the 11th day of October 2002.

                                   MID-AMERICA APARTMENT COMMUNITIES, INC.

                               By: /s/Simon R.C. Wadsworth
                                   Title: Chief Financial Officer